SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): March 6, 2001

                           FREQUENCY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                       1-8061                     11-1986657
(State or other jurisdiction       (Commission                (I.R.S. Employer
   of incorporation)               File Number)              Identification No.)



55 Charles Lindbergh Blvd., Mitchel Field, NY                    11553
 (Address of principal executive offices)                      (Zip Code)

                                 (516) 794-4500
              (Registrant's telephone number, including area code)

                                      NONE

              (Former name, former address and former fiscal year,
                         if changed since last report)


    -----------------------------------------------------------------------

                                Page 1 of 3 pages

ITEM 5.         OTHER EVENTS

         On March 6, 2001, the board of directors of registrant, pursuant to its current policy for payment of cash dividends, declared a cash dividend. The cash dividend is in the per share amount of $0.10 on the common stock of the registrant, payable on June 1, 2001 to stockholders of record of such stock at the close of business on April 30, 2001.

         Registrant's cash dividend policy calls for the declaration and payment of such dividends to holders of registrant's common stock:

        a. Subject to the discretion and satisfaction of registrant's board of directors with registrant's financial condition, the results of its operations, and its prospects for future investments in growth, at the times of the declarations of such dividends;
                and

        b. Subject to the discretion and satisfaction of the board as aforesaid in declaring such dividends, to be paid on each of June 1 and December 1 to the shareholders of record, respectively, at the close of business on April 30 and October 31.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FREQUENCY ELECTRONICS, INC.

                                         By: /s/Alan Miller
                                             -------------------
                                                Alan Miller
                                                Chief Financial Officer
                                                and Controller

Dated: March 14, 2001